Exhibit 1.1

1,500,000 Shares

NovaStar Financial, Inc.

Common Stock

Underwriting Agreement

dated May 26, 2005

JMP SECURITIES LLC

FLAGSTONE SECURITIES, LLC

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

LIST OF SCHEDULES

SCHEDULE A	LIST OF THE UNDERWRITERS

SCHEDULE B	DIRECTORS AND EXECUTIVE OFFICERS

(iv)

Underwriting Agreement

May 26, 2005

JMP Securities LLC

Flagstone Securities, LLC

    as the Representatives of the several Underwriters

c/o JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Introductory. NovaStar Financial, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “List of the Underwriters”) attached hereto (collectively, the “Underwriters”) an aggregate of 1,500,000 shares (the “Firm Offered Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms and conditions set forth in this Underwriting Agreement (this “Agreement”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 225,000 shares (the “Optional Offered Shares”) of Common Stock, as provided in Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”). The Firm Offered Shares and, if and to the extent such option is exercised, the Optional Offered Shares are collectively called the “Offered Shares.” JMP Securities LLC and Flagstone Securities, LLC hereby agree to act as the Representatives (the “Representatives”) of the Underwriters in connection with the public offering of the Firm Offered Shares and Optional Offered Shares contemplated by this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-110574) which contains a form of prospectus, subject to completion, to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares, as amended or supplemented to reflect the terms of the offering of the Offered Shares, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any applicable preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants, and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. A sufficient number of shares of Common Stock have been registered on the Registration Statement for public offering and sale to cover all shares of Common Stock which have been and will be offered and sold pursuant to this Agreement.

Each applicable preliminary prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each applicable preliminary prospectus, as of its date and at all subsequent times until the Second Closing Date (as defined in Section 2(c) of this Agreement), and the Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Second Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, any applicable preliminary prospectus, the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Underwriters expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b) Offering Materials Furnished to the Underwriters. The Company has delivered to the Underwriters one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, conformed copies of the Registration Statement (without exhibits), any applicable preliminary prospectuses, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Underwriters have requested.

(c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as hereinafter defined) or the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than any applicable preliminary prospectus, the Prospectus, or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid, and non-assessable.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct, or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid, or made by the Company or, except as disclosed in the Prospectus or for dividends paid to the Company or its other subsidiaries, any of its subsidiaries on any class of capital stock, or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent registered public accountants as required by the Securities Act and the Exchange Act.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the caption “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(j) Incorporation and Good Standing of the Company and Its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

(k) Subsidiaries of the Company. Other than NovaStar Mortgage Financing Corporation, a Delaware subsidiary of NFI Holding Corporation, the Company does not own or control, directly or indirectly, any corporation, limited partnership, limited liability company, trust, association, or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (“2004 Form 10-K”). NovaStar Mortgage Financing Corporation does not constitute a “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X.

(l) No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. Except as disclosed in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, to the extent required to permit the Company to make distributions to its stockholders to preserve its REIT status.

(m) Capitalization and Other Capital Stock Matters. The authorized, issued, and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, direct stock purchase plans and dividend reinvestment plans, each as described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Common Stock (including the Offered Shares) conforms in all material respects to the description thereof set forth in the Prospectus under the caption “Description of Securities—Common Stock.” All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

(n) Lock-up Agreements. Each director and executive officer of the Company has agreed to sign an agreement (the “Lock-up Agreement”) substantially in the form attached hereto as Exhibit A (the “Form of Lock-up Agreement”). The Company has provided to counsel for the Underwriters true, accurate, and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that, during the Lock-Up Period (as defined below), it will not (i) release any of its executive officers or directors from any other lock-up agreements currently existing or hereafter effected or (ii) consent to the removal of a transfer-restrictive legend from any certificate representing any capital stock of the Company, in each case without the prior written consent of JMP.

(o) Stock Exchange Listing. The Common Stock (including the Offered Shares) is registered pursuant to Section 12(b) of the Exchange Act and, subject only to official notice of issuance in the case of the Offered Shares, is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required; No Violation. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, deed of trust, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including, without limitation, any agreements pertaining to, relating to or arising in connection with, any of the securitization transactions of the Company or any of its subsidiaries (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, (x) result in a Material Adverse Change or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement. The Company and its subsidiaries are in compliance with all statutes, laws, rules, regulations, judgments, orders and decrees of all courts, regulatory bodies, administrative agencies, governmental bodies, arbitrators or other authorities having jurisdiction over the Company or such subsidiaries or any of their respective properties, as applicable, including, without limitation, (i) the provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”); (ii) the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”); and (iii) the rules and regulations of the NYSE, except in all cases above where a violation would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (A) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, (B) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, or encumbrances as would not, individually or in the aggregate, reasonably be expected to (x) result in a Material Adverse Change or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement, and (C) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations as would not, individually or in the aggregate, reasonably be expected to (x) result in a Material Adverse Change or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NYSE and NASD. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) No Material Actions or Proceedings.

(i) Except as set forth in the Prospectus, there is no legal or governmental action, suit or proceeding pending or, to the best knowledge of the Company, threatened (i) against or affecting the Company or any of its subsidiaries or any of their respective directors and officers in their capacities as such, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, or (iii) relating to environmental or discrimination matters, that could reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby. The descriptions of any such legal or governmental actions, suits or proceedings set forth in the Prospectus are true and correct.

(ii) Except for immaterial foreclosure actions against the real properties which secure mortgage loans originated by the Company or its subsidiaries, or as set forth in the written schedule provided to the Underwriters, on May 25, 2005, or any written amendment thereto provided to the Underwriters or Underwriters’ counsel, there is no legal or governmental action, suit or proceeding pending or, to the best knowledge of the Company, threatened (i) against or affecting the Company or any of its subsidiaries or any of their respective directors and officers in their capacities as such, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, (iii) relating to environmental or discrimination matters, or (iv) that could reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby or presents a reasonable possibility that such action, suit, or proceeding might be determined adversely to the Company or such subsidiary. The schedule provided to the Underwriters is true and correct.

(r) Labor Matters. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, that might be expected to result in a Material Adverse Change.

(s) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, accounting or tax advice in connection with the offering and sale of the Shares.

(t) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, as proposed to be conducted, as described in the Registration Statement, the Prospectus, and any respective amendments or supplements thereto. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property Rights except for any infringement or conflict that would not result in a Material Adverse Change. Except as disclosed in the written schedule provided to the Underwriters on May 25, 2005, there is no claim being made against the Company or any of its subsidiaries regarding any kind of Intellectual Property Right. The Company and its subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which infringement or conflict is reasonably likely to result in a Material Adverse Change.

(u) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal, or foreign regulatory agencies or bodies necessary to conduct their respective businesses, including, without limitation, all certificates, authorizations, licenses or permits required for the brokering and making of loans and lending and brokerage operations, and (i) any such certificate, authorization, license or permit is not subject to any qualifications or limitations which would prohibit the Company or any of its subsidiaries from conducting their respective businesses, (ii) all applicable fees have been paid for any such certificate, authorization, license or permit, except for such fees which if not paid would not in any way prevent or prohibit the Company or any of its subsidiaries from conducting their respective businesses in accordance with all applicable laws, (iii) no fines or penalties are outstanding for any failure to timely obtain, or any non-compliance with any such certificate, authorization, license or permit, except for such fines or penalties that would not reasonably be likely to result in a Material Adverse Change, and (iv) neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit, which revocation, modification or non-compliance is reasonably likely to result in a Material Adverse Change.

(v) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims, and other defects. The real property, improvements, equipment, and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company or such subsidiary.

(w) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine, or penalty levied against any of them, except for those returns and taxes that the failure to file or pay would not reasonably be likely to result in a Material Adverse Change. The Company has made adequate charges, accruals, and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company, other than those being contested in good faith and for which adequate reserves have been provided, and which would not reasonably be likely to result in a Material Adverse Change.

(x) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Offered Shares.

(y) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after application of the net proceeds from the Offered Shares as described in the Prospectus will not be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of Investment Company Act.

(z) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Sarbanes-Oxley Act and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, at the First Closing Date, and at the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(aa) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound, and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, earthquakes, general liability, and Directors’ and Officers’ liability. The Company and each of its subsidiaries reasonably expects that it will be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. To the best knowledge of the Company, neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied since January 1, 2004.

(bb) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action which was designed to, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the

Company to facilitate the sale or resale of the Offered Shares. The Company has not taken, directly or indirectly, any action that stabilized or manipulated the price of any security of the Company.

(cc) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

(dd) Company’s Accounting System. The Company and each of its subsidiaries maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission thereunder. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). There is no transaction, arrangement or other relationship among the Company, any of its subsidiaries and/or any unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Securities Act and Exchange Act filings and is not so disclosed. The Company’s independent auditors have not issued any management letters to the Company indicating any material weakness in the Company’s internal control over financial reporting.

(ee) REIT Status. Since the year ended 1996, the Company has been and, as of the First Closing Date and the Second Closing Date, the Company will be organized and will operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and the published interpretations thereunder (collectively, the “Code”), and presently intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT at any time.

(ff) Qualified REIT Subsidiaries. Each subsidiary of the Company listed in Exhibit 21.1 to the Company’s 2004 Form 10-K (other than NFI Holding Corporation and its subsidiaries) is a wholly owned subsidiary of the Company and is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code. Any securitization trusts formed by the Company are either (i) treated as real estate mortgage investment conduits, or (ii) disregarded for tax purposes, with such trust’s assets treated as assets of NovaStar Mortgage, Inc. The Company has no other “qualified REIT subsidiaries.”

(gg) Taxable REIT Subsidiaries. NFI Holding Corporation and each of its subsidiaries listed in Exhibit 21.1 to the Company’s 2004 Form 10-K are wholly owned subsidiaries of the Company and are “taxable REIT subsidiaries” within the meaning of Section 856(l) of the Code. The Company has no other “taxable REIT subsidiaries.”

(hh) Taxable Mortgage Pool. Neither the Company nor any of its assets is, nor after application of the net proceeds from the Offered Shares as described in the Prospectus will be, treated as a taxable mortgage pool.

(ii) Investment and Risk-Adjusted Capital Guidelines. The Company is, and at all times has been, in material compliance with its investment and risk-adjusted capital guidelines, except as otherwise approved by the Board of Directors of the Company from time to time.

(jj) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries, nor, to the best knowledge of the Company, any director or executive officer of the Company or any its subsidiaries has, at any time, (i) made any contributions to any candidate for political office or failed to fully disclose any such contributions in violation of applicable law, (ii) made any payment to any state, federal or foreign government officer or official or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any agent, investment officer, loan broker or person charged with similar duties of any entity to which the Company or any of its subsidiaries sells or from which the Company or any of its subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, investment officer, loan broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of its subsidiaries, or (iv) engaged in any transactions, maintained any bank accounts or used any corporate funds except for transactions, bank accounts and corporate funds which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries.

(kk) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company and its subsidiaries are in compliance with all federal, state, local, or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products (collectively, the “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environment Concern (collectively, the “Environmental Laws”), which includes, but is not limited to, compliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or compliance with the terms and conditions thereof, and neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee, or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action, or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees, or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, the “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) there are no past or present actions, activities, circumstances, conditions, events, or incidents, including, without limitation, the release, emission, discharge, presence, or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law. The Company is not currently aware that it will be required to make future material capital expenditures to comply with Environmental Laws.

(ll) No Broker or Finder Fees. Neither the Company nor any affiliate of the Company has incurred any liability for a fee, commission or other compensation on account of the employment or engagement of a broker or finder in connection with the transactions contemplated by this Agreement.

(mm) Commodities Exchange Act. The Company will not, and will not permit any of its subsidiaries to, invest in futures contracts, options on futures contracts or options on commodities unless such entities are exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise comply with the Commodity Exchange Act, as amended.

(nn) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries, or their “ERISA Affiliates” (as hereinafter defined) are in compliance in all material respects with ERISA. The Company has disclosed to the Underwriters and Underwriters’ counsel all violations of ERISA known to the Company. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that would reasonably be likely to result in a Material Adverse Change. No “employee benefit plan” established or maintained by the Company, its subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries, nor any of their ERISA Affiliates has incurred or expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code that would reasonably be likely to result in a Material Adverse Change. Each “employee benefit plan” established or maintained by the Company, its subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be likely to result in the loss of such qualification.

(oo) Sarbanes-Oxley Act Compliance. The Company has been advised regarding the requirements imposed by the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE adopted or currently proposed thereunder. The Company and its directors and executive officers are in compliance in all material respects with all such requirements that are currently effective and applicable to each of them. The Company reasonably expects to be able to comply with such rules and such proposals, assuming such proposals are adopted in their current form, within the time periods allowed thereby without (i) the need for any changes to the composition of the Company’s board of directors or (ii) any expense any expense that would materially and adversely affect earnings, except in each case as disclosed in the registration statement.

(pp) Loans to Directors and Officers. Except for certain loans to Messrs Anderson and Hartman as described in the Company’s 2005 Proxy Statement, which are permissible as a matter of applicable law, there are no outstanding loans or advances or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the directors or officers of the Company or any of its subsidiaries or their respective affiliates.

(qq) Directors and Executive Officers. The parties set forth on Schedule B hereto represent all the directors and executive officers of the Company as of the date hereof. The Company will not appoint any new directors or new executive officers prior to the expiration of the option granted to the Underwriters in Section 2(c) of this Agreement unless such party has signed a Lock-Up Agreement in substantially the form attached hereto as Exhibit A.

(rr) Reports Filed. The Company has timely filed all reports required to be filed pursuant to the Securities Act and the Exchange Act.

(ss) Conditions for Use of Form S-3. The Company has satisfied all of the conditions for the use of Form S-3, as set forth in the general instructions thereto, with respect to the Registration Statement.

(tt) Director Independence. The Company satisfies the requirements relating to independence under the rules of the NYSE and a member of the Audit Committee of the Board of Directors of the Company meets the requirements for an “audit committee financial expert” (as such term is defined in Item 401(h) of Regulation S-K).

(uu) Licensure Matters. The Company and each of its subsidiaries, are in compliance with all applicable federal, state, and local requirements, except in the case of local requirements where a minor violation would not individually, or in the aggregate, result in a Material Adverse Change. All lending operations and branches of the Company and each of its subsidiaries are in good standing with applicable federal, state, and local agencies and regulators, except in the case of good standing with local agencies and regulators where the failure to be in good standing, individually, or in the aggregate, will not result in a Material Adverse Change.

(vv) Market-Related Data. The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ww) No Antidilution Adjustment. The sale of the Offered Shares as contemplated in this Agreement will not result in an antidilution or other adjustment of the exercise price or number of shares issuable upon exercise of any options, warrants, preferred stock or other convertible securities outstanding on the date hereof, the First Closing Date and the Second Closing Date.

(xx) No Impairments Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has experienced or has reason to expect that it will experience any material impairment in the carrying value of any loan, bond, mortgage security, mortgage asset or other debt obligation.

(yy) Subsidiary Securities Offerings The sales and issuances by the Company’s subsidiaries of any securities, including, without limitation, any mortgage-backed securities, were in compliance with all applicable state and federal securities laws and the securities were duly authorized and, when issued, were duly and validly issued. Additionally, none of the securities issues by the Company’s subsidiaries are convertible into the Common Stock.

(zz) Representation Letters The Company hereby agrees that the Underwriters may rely on any matters set forth in the representation letters from the Company to Deloitte & Touche LLP dated November 5, 2004 and March 15, 2005 (the “Representation Letters”), as if such Representation Letters were delivered to the Underwriters themselves.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Offered Shares.

(a) The Firm Offered Shares. The Company agrees to issue and sell to the several Underwriters the Firm Offered Shares upon the terms herein set forth. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Offered Shares set forth opposite their names on Schedule A (the “List of the Underwriters”) attached hereto. The purchase price per Firm Offered Share to be paid by the several Underwriters to the Company shall be $33.60 per share.

(b) The First Closing Date. Delivery of the Firm Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of JMP Securities LLC, One Embarcadero Center, Suite 2100, San Francisco, California, 94111 (or such other place as may be agreed to by the Company and the Representatives) at 7:00 a.m. San Francisco time, on Thursday, June 2, 2005 or such other time and date not later than 10:30 a.m. San Francisco time, on June 12, 2005 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”); provided, however, that if the Company has not made available to the Underwriters copies of the Prospectus within the time provided in Section 2(e) (the “Payment for the Offered Shares”) and Section 3(d) (the “Copies of Any Amendments and Supplements to the Prospectus”) hereof, the Underwriters may, in their sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Underwriters. The Company hereby acknowledges that circumstances under which the Underwriters may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Underwriters to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 (the “Default of One or More of the Several Underwriters”).

(c) The Optional Offered Shares; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 225,000 Optional Offered Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Offered Shares (or at the adjusted purchase price described in the final sentence of Section 2(b) if a Subsequently Declared Dividend will not be received by an initial purchaser of the Offered Shares upon their resale by the Underwriter). The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriters to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Offered Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the

Optional Offered Shares are to be registered, and (iii) the time, date, and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term “First Closing Date” shall refer to the time and date of delivery of the Firm Offered Shares and the Optional Offered Shares). Such time and date of delivery of the Optional Offered Shares, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representatives and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Offered Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Optional Offered Shares to be purchased as the number of Firm Offered Shares set forth on Schedule A (the “List of the Underwriters”) attached hereto opposite the name of such Underwriter bears to the total number of Firm Offered Shares. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered Shares. The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective, as the Underwriters, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Shares and any Optional Offered Shares that the Underwriters have agreed to purchase. JMP, individually and not as the representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by JMP by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Offered Shares to an account or accounts at The Depository Trust Company as designated by the Underwriters for the accounts of the Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Optional Offered Shares that the Underwriters have agreed to purchase to an account or accounts at The Depository Trust Company as designated by the Underwriters for the accounts of the Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Notwithstanding the foregoing, to the extent the Underwriters so elect at least three (3) full business days prior to the First Closing Date or the Second Closing Date, as the case may be, the Company shall deliver, or cause to be delivered, to the Underwriters, certificates for the Firm Offered Shares and the Optional Offered Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be. In such case, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Underwriters shall have requested at least two (2) full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in San Francisco as the Underwriters may designate.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date that the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriters shall request.

Section 3. Additional Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Underwriters’ Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any applicable preliminary prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any applicable preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend, or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. The Company will comply with the Securities Act, Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and the Prospectus. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters or counsel for the Underwriters, it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the

Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriters or counsel for the Underwriters, it is otherwise necessary to amend or supplement the Prospectus to comply with the law, the Company agrees to promptly prepare (subject to Section 3(a) (the “Underwriters’ Review of Proposed Amendments and Supplements”)), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

(e) Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws, or the securities laws of those jurisdictions reasonably designated by the Underwriters, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Underwriters may request for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Notice of Subsequent Events Affecting the Market Price of the Common Stock or Offered Shares. If at any time during the ninety (90) day period after the date of the Prospectus, any rumor, publication, or event relating to or affecting the Company shall occur, as a result of which, in the sole opinion of JMP in its sole discretion, the market price of the Offered Shares or Common Stock has been or is likely to be adversely affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), after written notice from JMP advising the Company to the effect set forth above and after consultations with JMP regarding an appropriate response thereto, the Company shall take such steps as shall reasonably be requested by JMP, including, without limitation, the preparation and dissemination of a press release, or other public statement, reasonably satisfactory to JMP, responding to or commenting on such rumor, publication, or event; provided, however, if it is the Company’s policy, consistently applied, not to respond to rumors, even in cases where the possible consequence of the rumors could be an adverse effect on the market price of the Offered Shares or Common Stock, then the Company is not obligated to prepare and disseminate a press release or other public statement as aforesaid, unless the dissemination would be legally required.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus, and none of the proceeds received from the sale of the Offered Shares will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(i) Earnings Statement. As soon as practicable, the Company will make generally available to its securityholders and to the Underwriters an earnings statement (which need not be audited) covering the twelve (12)-month period ending on the final day of the quarter that includes the one year anniversary of the “effective date of the Registration Statement” (as defined in Rule 158(c) under the Securities Act), in satisfaction of Section 11(a) of the Securities Act.

(j) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act, the Sarbanes-Oxley Act and the rules of the NYSE within the time periods required by the Exchange Act, the Sarbanes-Oxley Act and the rules of the NYSE.

(k) Company to Provide Copy of the Prospectus. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(l) Agreement Not to Offer or Sell Additional Securities. During the period of forty-five (45) days following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of JMP (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract, or grant any option to sell, pledge, transfer, or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, otherwise dispose of, transfer, or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), or otherwise dispose of any Securities (as defined in Exhibit A (the “Form of Lock-up Agreement”) attached hereto) or any security that relates to or derives any significant part of its value from the Securities; provided, however, that the Company may issue Common Stock, or options to purchase its Common Stock, pursuant to any stock option plan, stock ownership plan, stock bonus plan, direct stock purchase and dividend reinvestment plan or other stock plan approved by the Board of Directors of the Company and described in the Prospectus.

(m) Future Reports to the Underwriters. During the period of five (5) years hereafter, upon request of the Underwriters, the Company will furnish to the Underwriters at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Mr. Carter D. Mack, with a copy to O’Melveny & Myers LLP, 275 Battery St, San Francisco, California 94111, Attention: Peter T. Healy, Esq.: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity, and cash flows for the year then ended and the opinion thereon of the Company’s independent registered public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report

on Form 8-K, or other report filed by the Company with the Commission, the NASD, or any securities exchange, and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(n) Compliance. The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act or pursuant to the Sarbanes-Oxley Act in the manner and within the time periods required by such Acts. At all times, the Company and its subsidiaries shall remain in compliance with all statutes, laws, rules, regulations, judgments, orders and decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, including, without limitation, the provisions, rules and regulations of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the NASD and the NYSE, except where the failure to so comply would not reasonably be likely to result in a Material Adverse Change.

(o) REIT Qualification. The Company presently intends to continue to elect to qualify as a REIT.

(p) Investment Company Act. The Company shall at no time within one year after this Agreement be an “investment company” or an entity “controlled” by and “investment company” within the meaning of the Investment Company Act or conduct its business in a manner so that it will become subject to the Investment Company Act.

(q) Taxable Mortgage Pool. At no time within one year after this Agreement shall the Company or its assets be treated as a taxable mortgage pool.

(r) Investment and Risk-Adjusted Capital Guidelines. The Company shall operate in material compliance with its investment and risk-adjusted capital guidelines, except as the Board of Directors of the Company shall approve otherwise from time to time.

Section 4. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Offered Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 (the “Representations and Warranties of the Company”) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Offered Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Original Comfort Letter. On the date hereof, each of the Underwriters shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters (the “Original Comfort Letter”). Such Original Comfort Letter shall (i) represent, to the extent true, that they are independent registered public accountants with respect to the Company within the meaning of the Securities Act, (ii) state whether in their opinion the consolidated balance sheets of the Company as of December 31, 2003 and 2004 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the twelve (12) month periods ended December 31, 2002, 2003 and 2004 comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, (iii) state that Deloitte & Touche LLP has performed the procedures set out in Statement on Auditing Standards (“SAS”) Nos. 71 or 100 for a review of interim financial information on the financial statements for the quarter ended March 31, 2005 (the “Quarterly Financial Statements”), (iv) state that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to the Quarterly Financial Statement in order for them to be in compliance with GAAP consistently applied across the periods presented, and (v) address other matters agreed upon by Deloitte & Touche LLP and the Underwriters. The Original Comfort Letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in the Underwriters’ sole judgment, is material and adverse and that makes it, in the Underwriters’ sole judgment, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus. In addition, the Underwriters shall have received from Deloitte & Touche LLP a letter addressed to the Company and made available to the Underwriters for the use of the Underwriters stating that their review of the Company’s system of internal controls over financial reporting, to the extent they deemed necessary in establishing the scope of their examination of the Company’s consolidated financial statements as of December 31, 2004, did not disclose any weaknesses in such internal controls over financial reporting that they considered to be material weaknesses.

(b) Accountants’ Bring-down Comfort Letter. Each of the Underwriters shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Deloitte & Touche LLP addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent registered public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in the Original Comfort Letter, but carried out to a date not more than three (3) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Comfort Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Comfort Letter which are necessary to reflect any changes in the facts described in the Original Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information, and (iii) addressing such other matters as have been agreed upon by Deloitte & Touche LLP and the Underwriters on or prior to the date hereof.

If the letter shall disclose any change in the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity, from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Underwriters, is material and adverse and that makes it, in the sole judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus, then this condition in this Section 4(b) shall be deemed not satisfied, and the Underwriters may terminate this Agreement in accordance with the last paragraph of this Section 4.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

(iii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any incorporated document or otherwise) shall have been complied with to the satisfaction of Underwriters’ counsel; and

(iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i) in the judgment of the Underwriters, there shall not have occurred any Material Adverse Change from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Underwriters, is material and adverse and that makes it, in the sole judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e) Opinions of Counsel to the Company.

(i) Opinion of Securities Law Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Underwriters shall have received the favorable opinion of Blackwell Sanders Peper Martin LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit B-1 (the “Form of Legal Opinion of Securities Law Counsel to the Company”). Such counsel’s legal opinion shall be addressed to the Underwriters, and the Underwriters shall have received such additional number of conformed copies of such legal opinion as the Underwriters may request.

(ii) Opinion of Maryland Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Underwriters shall have received the favorable opinion of Venable LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit B-2 (the “Form of Legal Opinion of Maryland Counsel to the Company”). Such counsel’s legal opinion shall be addressed to the Underwriters, and the Underwriters shall have received such additional number of conformed copies of such legal opinion as the Underwriters may request.

(iii) Opinion of General Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Underwriters shall have received the favorable opinion of Jeffrey D. Ayers, Senior Vice President, General Counsel and Secretary of the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit B-3 (the “Form of Legal Opinion of General Counsel to the Company”). Such counsel’s legal opinion shall be addressed to the Underwriters, and the Underwriters shall have received such additional number of conformed copies of such legal opinion as the Underwriters may request.

(f) Opinion of Tax Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Underwriters shall have received the favorable opinion of Irvine Law Group, P.C., counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit C (the “Form of Legal Opinion of Tax Counsel for the Company”). Such counsel’s legal opinion shall be addressed to the Underwriters, and the Underwriters shall have received such additional number of conformed copies of such legal opinion as the Underwriters may request.

(g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Underwriters shall have received the favorable opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Underwriters, and the Underwriters shall have received such additional number of conformed copies of such counsel’s legal opinion as the Underwriters may request. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

(h) Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (c)(ii) (“Compliance with Registration Requirements; No Stop Order; No Objection from NASD”) and subsection (d)(ii) (“No Material Adverse Change or Ratings Agency Change”) of this Section 4, and further to the effect that:

(i) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries, considered as one entity, (b) any transaction that is material to the Company and its subsidiaries, considered as one entity, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries, considered as one entity, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company and its subsidiaries, considered as one entity, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of its subsidiaries, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company and its subsidiaries, considered as one entity;

(ii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto and the incorporated documents, when such incorporated documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be; (b) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

(iii) the representations, warranties, and covenants of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date;

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

(v) such other matters as counsel to the Underwriters shall reasonably request.

(i) Lock-Up Agreement from Certain Securityholders of the Company. On the date hereof, the Company shall have furnished to the Underwriters a Lock-Up Agreement in the form of Exhibit A (the “Form of Lock-up Agreement”) attached hereto from each executive officer and director of the Company. Such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(j) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Offered Shares, shall have been reasonably satisfactory to Underwriters’ counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

(k) Stock Exchange Listing. The Offered Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(l) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(g) and 3(d) hereof with respect to the furnishing of Prospectuses.

(m) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents, (including, without limitation, a Certificate of the Chief Financial Officer of the Company with respect to that certain financial information and data which is not the subject of the Original Comfort Letter) and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Offered Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (the “Payment of Expenses”), Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), Section 9 (“Contribution”), and Section 12 (the “Representations and Indemnities to Survive Delivery”) shall at all times be effective and shall survive such termination.

Section 5. Payment of Expenses. The Company agrees to pay all costs, fees, and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer, and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants, and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping, and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents, and certificates of experts), each applicable preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees, and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Underwriters, preparing and printing a “Blue Sky Survey,” or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing the Offered Shares on the NYSE, (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” and (x) all other fees, costs, and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), and Section 9 (“Contribution”) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 6. Reimbursement of the Underwriters’ Expenses. If this Agreement is terminated by the Underwriters pursuant to Section 4 (the “Conditions of the Obligations of the Underwriters’), Section 10 (the “Default of One or More of the Several Underwriters’) or Section 11 (the “Termination of this Agreement”), or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, without limitation, fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile, and telephone charges.

Section 7. [Intentionally Omitted].

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss (as hereinafter defined) to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any applicable preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Offered Shares, and including, without limitation, statements communicated to securities analysts employed by the Underwriters; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv), or (v) above, provided, however, that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by JMP) as such expenses are incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, that such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, any applicable preliminary prospectus, or the Prospectus (or any amendment or supplement thereto); provided, further, that with respect to any applicable preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any Loss purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”) and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss. “Loss” shall be defined as any loss, claim, damage, liability, expense, or action, as incurred, suffered by the specified person (collectively, the “Losses”). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and Its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Loss to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact contained in the any applicable preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any applicable preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Information Provided by the Underwriters. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any applicable preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first, fifth, seventh, eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus, and the Underwriters confirm that such statements are correct.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (JMP in the case of Section 8(b) and Section 9 (“Contribution”)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise, or consent to the entry of judgment in any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise, or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

Section 9. Contribution. If the indemnification provided for in Section 8 (“Indemnification”) is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements, omissions, or inaccuracies in the representations and warranties herein which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) (“Notifications and Other Indemnification Procedures”), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A (the “List of Underwriters”) attached hereto. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Any Loss for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such Loss is incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Offered Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Offered Shares set forth opposite their respective names on Schedule A (the “List of Underwriters”) attached hereto bears to the aggregate number of Firm Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5 (the “Payment of Expenses”), Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination. In any such case, either the Underwriters or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of This Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Underwriters by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Maryland or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial, or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, terrorist attack, act of war or other calamity of such character as in the sole judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 5 (the “Payment of Expenses”) and Section 6 (the “Reimbursement of Underwriters’ Expenses”) hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 (“Indemnification”) and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

JMP Securities LLC

600 Montgomery, Suite 1100

San Francisco, California 94111

Facsimile: (415) 263-1337

Attention: Mr. Gerald L. Tuttle, Jr.

                  Mr. Carter D. Mack

with a copy to:

O’Melveny & Myers LLP

275 Battery Street, Suite 2600

San Francisco, California 94111-3344

Facsimile: (415) 984-8701

Attention: Peter T. Healy, Esq.

If to the Company:

NovaStar Financial, Inc.

8140 Ward Parkway, Suite 300

Kansas City, Missouri

Facsimile: (816) 237-7515

Attention: Mr. Scott F. Hartman

                  Chairman and Chief Executive Officer

                  Mr. Jeffrey D. Ayers

                  Senior Vice President, General Counsel and Secretary

with a copy to:

Blackwell Sanders Peper Martin LLP

4801 Main Street, Suite 1000

Kansas City, Missouri 64112

Facsimile: (816) 983-8080

Attention: Kirstin P. Salzman, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 (the “Default of One or More of the Several Underwriters”), and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 (“Indemnification”) and Section 9 (“Contribution”), and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions.

(a) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by the Representatives.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 (“Indemnification”) and the contribution provisions of Section 9 (“Contribution”), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, any applicable preliminary prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NOVASTAR FINANCIAL, INC.

By:	/s/ Gregory S. Metz
Name:	Gregory S. Metz
Its:	Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

JMP SECURITIES LLC

FLAGSTONE SECURITIES, LLC

Acting as the Representatives of the several Underwriters

named in Schedule A (the “List of Underwriters”) attached hereto.

By: JMP SECURITIES LLC

By:	/s/ Carter Mack
Authorized Person

S-1

SCHEDULE A

LIST OF THE UNDERWRITERS

Underwriters	Number of Firm Common Shares to Be Purchased
JMP Securities LLC	900,000
Flagstone Securities, LLC	600,000
Total	1,500,000

Schedule A

SCHEDULE B

DIRECTORS AND EXECUTIVE OFFICERS

Scott F. Hartman

W. Lance Anderson

Gregory S. Metz

Michael L. Bamburg

Gregory T. Barmore

Edward W. Mehrer

Rodney E. Schwatken

Art N. Burtscher

David A. Pazgan

Jeffrey D. Ayers

Schedule B